SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    ________________________

                            FORM 8-K
                         CURRENT REPORT

                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)     June 2,1995
                                                      -----------
          Commission file number               33-27126
                                               --------

                          PEEBLES INC.

          Virginia                              54-0332635
   (State of Incorporation)                  (I.R.S. Employer
                                             Identification No.)

      One Peebles Street
South Hill, Virginia 23970-5001                  (804) 447-5200
- -------------------------------                  ---------------
(Address of principal executive offices)        (Telephone Number)



Item 5.  Other Events

At a special meeting of shareholders of Peebles Inc. held on June 2, 1995, the shareholders of Peebles Inc. approved an Agreement and Plan of Merger pursuant to which Peebles Inc. will be acquired by PHC Retail Holding Company ("PHC Retail"), an affiliate of Kelso & Company, Inc., an investment firm located in New York City. Approximately 93% of the outstanding shares of Peebles Inc. common stock were voted in favor of the transaction. In connection with the merger, shareholders of Peebles Inc. will receive $30 per share in cash for their shares of Peebles common stock. The transaction is expected to close on June 9, 1995.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PEEBLES INC.

Dated:     June 5, 1995          By:  /s/  Michael F. Moorman
                                     ---------------------------
                                     Michael F. Moorman
                                     President and Chief Executive
                                     Officer (Principal Executive
                                     Officer)

                                 By:  /s/  E. Randolph Lail
                                     ---------------------------
                                     E. Randolph Lail
                                     Chief Financial Officer,
                                     Senior Vice President-Finance,
                                     Treasurer and Secretary (Principal
                                     Financial Officer)